Nebulai

Nebulai

Take control of the way you acquire technology solutions & talent.

Invest Now

$99.36 minimum investment

DEADLINE
June 22, 2022
in 2 months

SHARE PRICE
$0.92

TOTAL RAISED
$72,918

VALUATION
$5,428,000

4(a)(6) offering provided by Netcapital Funding Portal Inc.

Introduction

We envision Nebulai to be the next-generation blockchain marketplace platform that will be used by enterprises as the main ecosystem to transact technology solutions & talent.

Nebulai's mission is to bridge the digital silos happening in the current technology industry where talent platforms, solution marketplaces, investor networks, and customer challenges remain to be disconnected and without a single ecosystem where they can all meet and do business seamlessly.

We are passionate about the potential societal impact that a decentralized marketplace may drive by increasing fairness, reducing bias, and creating more inclusion in the technology space. Our marketplace aims to connect emerging market technology solutions and talent to new markets while reducing the risks of transacting across borders.

We plan to use emerging technologies to develop a blockchain-based platform that connects technology solution providers, talent, companies, and investors into a single ecosystem where they can transact, contract, invest and monetize technology solutions and talent with lower transaction fees with increased security, transparency, and efficiency.

Offering Highlights

We are working towards developing a platform that:

› Connects solutions & talent through a fair and secure marketplace to break down the existing siloes in the technology space

› Allows for the creation of technology ecosystems around Blockchain, Communications, IoT, and Cloud

› Promotes highly skilled talent to have equal opportunity to participate in projects big and small

› $6.8T worldwide spending on digital transformation by 2023 (Source: IDC) and $1T Emerging technology spending (Source: IDC). Potential to capture a significant market share.

› Aims to democratize access to the technology space for emerging technology solution providers and talent

The Nebulai Ecosystem


Solution Providers
Investors
Companies
Nebulai
Talent & Talent Pools
Solutions & IP
Federators
Solution Providers
Investors
Companies
Nebulai
Talent & Talent Pools
Solutions & IP
Federators

Nebulai intends to build a Decentralized Solutions & Talent Marketplace (DSTM) platform to allow organizations to digitize their technology projects' procurement, contracting, and funding. We envision connecting technology solutions providers to customers and talent in the same ecosystem, allowing for faster solution development, contracting of talent, and intellectual property monetization.

Furthermore, we are working towards a DSTM that seeks to enable new talent from universities, businesses, or disenfranchised individuals to join the digital economy on equal footing. Our goal is to democratize access and participation in the technology ecosystem.

Business Model


Companies
Issue Projects
Buy Solutions & Talent
Fund Projects & IP
Fund Intellectual Property
Investors
Nebulai
DSTM
Sell Skills & Create IP
Work on Projects
Talent
Sell Solutions & Create IP
Work on Projects
Solution Providers
How we plan to make money
• Transaction Fees
• Intellectual Property
• Added Services
• Premium Subscriptions


Companies
Issue Projects
Buy Solutions & Talent
Fund Projects & IP
Fund Intellectual Property
Investors
Nebulai
DSTM
Talent
Sell Skills & Create IP
Work on Projects
Sell Solutions & Create IP
Work on Projects
Solution Providers
How we plan to make money
• Transaction Fees
• Intellectual Property
• Added Services
• Premium Subscriptions

Note: Please be aware that this company is at the pre-revenue stage. These forward-looking statements are not guarantees of future performance and involve a high degree of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are beyond the control of the Company and its management.

Our business model is based on transaction fees, intellectual property monetization, added services, and premium subscriptions. We plan to target organizations with more than $10M in revenues across Technology, Manufacturing, and Telecommunications as early adopters of the DSTM so that these organizations can bring their industry ecosystems under our platform to benefit from the integration of having solutions, talent, and funding under the same umbrella.

Problem

Centralized marketplaces are constructs of the past. Traditional marketplaces have several challenges and inefficiencies such as:

- Higher security risks
- Unfair price allocation
- High transaction fees
- Arbitrary rules

Organizations looking for technology solutions have a hard time finding the right technology solutions and talent needed to digitize their business.

Talent is still unable to be found and connected to the right technology ecosystem. Or if they are found, some are taken advantage of by intermediators or so-called Talent platforms and brokers.

Not only that, according to Gartner (New B2B Buying Journey & its Implication for Sales), the business-to-business (B2B) buying journey today isn't easy. Those looking to digitize their business are having a hard time finding the right technology provider for their business challenges and losing a lot of time trying in cumbersome procurement processes to pick a provider that aligns with their goals and can deliver projects to meet their expectations.

- **Complex Solution Contracting**

  Organizations' contracting process can be complex, expensive, slow, and prone to errors, fraud, and abuse that are costly to companies and talent.

- **Siloed & Expensive Ecosystems**

  There are too many siloed ecosystems that offer vendor-specific technology solutions and talent. Some of them charge high transaction fees (up to 30%).

- **Inaccessibility of Capital**

  Companies, solutions providers, and talent looking to launch a project may need capital which is difficult and cumbersome to get. Investors need a platform that can bring new prospects and monetization opportunities with predictable results.

- **Centralized Ecosystems**

  There are several marketplaces out there but due to their centralized nature, they only provide solutions that run on their platforms, impose arbitrary rules, and charge high transaction fees.

  For many years we have been accustomed to transacting goods and services on traditional centralized marketplaces to reduce the risk of transacting with unknown and untrusted sellers to facilitate financial transactions through intermediation from a centralized party.


Centralized Marketplace
Buyers
Sellers
Single Entity manages requirements to transact. Tends to lead to unfair transactions
VS
Decentralized Marketplace
Buyers
Sellers
All involved parties manage requirements to transact. More transparency and fair transactions


Centralized Marketplace
Buyers
Sellers
Single Entity manages requirements to transact. Tends to lead to unfair transactions
VS
Decentralized Marketplace
Buyers
Sellers
All involved parties manage requirements to transact. More transparency and fair transactions

Blockchain technologies are enabling a new and improved way of transacting and conducting business.

Solution

Nebulai proposes a new and improved way of transacting technology solutions and human talent. Through a decentralized marketplace, organizations can search and find the right solutions and talent needed to digitize their business without having to incur the risk of transacting with unknown parties or unverified providers and talent.

Our DSTM Vision

We have a unique, multi-faceted vision of our DSTM. The DSTM is a marketplace that is a collective intelligence ecosystem of technology-agnostic solutions, composite architectures, and an intellectual property monetization platform, allowing for a multitude of people and companies to do business in a single ecosystem.

- **Simplified Procurement & Contracting**

  Simplified contracting through Smart Contracts which automate the verification of complex deliverables, automate contracting and allow for faster payments.

- **Integrated and Cost-efficient Ecosystem**

  Our marketplace combines procurement & contracting of solutions and talent into a single ecosystem which allows for the development of combinatorial solutions, new IP monetization opportunities, and reduced transaction costs.

- **Modern Ways of Accessing Capital (DeFi)**

  Our marketplace allows organizations to leverage new technologies and access to new funding funnels while providing investors with a new opportunity.

- **Decentralized Ecosystem**

  We plan to develop a DSTM that features emerging technologies & vendor-agnostic technology solutions. Our platform aims to democratize access, removes intermediation & bias, and lowers contracting and transaction fees.

  The marketplace we propose helps to de-risk transactions through the utilization of:

- Blockchain technology (Smart Contracts, DeFi) to increase trust and consistency
- Decentralized identities to increase privacy
- Decentralized reputation & arbitration system to reduce friction Decentralized identities

How does it work?

We envision a decentralized marketplace that enables organizations, solutions providers, and talent to commerce in an ecosystem that is **made more agile, scalable, and robust through DeFi.**



Solution Providers
Talent & Talent Pools
Nebulai
DSTM
Companies
Investors



Solution Providers
Talent & Talent Pools
Nebulai
DSTM
Companies
Investors

Market

Market Size & Potential Market Opportunity


$17T
B2B Marketplaces *McKinsey
$4T
2023 Technology Spending*IDC
$1T
2023 New Emerging Technology Spending *IDC
$30B
Nebulai with 0.03% of Market Share
40%
Company Spending will go to Digital Transformation *IDC
$6.8T
Worldwide Spending on Digital Transformation by 2023 *IDC
87%
Organizations think Digital will disrupt their industry *Deloitte
70%
Intelligent Systems will drive customer engagements by 2022 *Forrester


$17T
B2B Marketplaces *McKinsey
$4T
2023 Technology Spending*IDC
$1T
2023 New Emerging Technology Spending *IDC
$30B
Nebulai with 0.03% of Market Share
40%
Company Spending will go to Digital Transformation *IDC
$6.8T
Worldwide Spending on Digital Transformation by 2023 *IDC
87%
Organizations think Digital will disrupt their industry *Deloitte
70%
Intelligent Systems will drive customer engagements by 2022 *Forrester

Success to Date

- Tested and validated idea with industry experts
- 4 partners secured
- Held our 1st event with 400+ registered people
- Decentralized Solutions and Talent Marketplace (DSTM) patent filing

Press

- Miami Dade College News: MDC'S BIT Center, in Partnership with Nebulai and Dragonchain, Explores Blockchain Technology in Two-Day Workshop June 1-2
- ThreeFold: Cloud Native Technology Solutions Personalized For You

FAQ

What does your company do?

Where do you envision your company being in 5 years?

Why did you choose this idea?

How do you plan to make money?

Why a decentralized marketplace?

Why do we need another talent sourcing company?

Why is your team uniquely qualified to solve this problem?

How does Nebulai tie into the Metaverse?

Team




Luis Rios

CEO

Luis is a Telco and IT professional with 30+ years of experience. Graduated as Telecommunication Engineer, Luis possesses experience in several multinational companies like AT&T, Nokia, Microsoft and Telefonica. Luis was involved in several business initiatives in areas such as IT management, broadband access, mobile devices, cybersecurity, renewable energies and digital transformation in general. He is also an active contributor in talent development as a professor in a business school (ESIC).




Stefano Gulbalis

Chief Innovation Officer

36+ years of experience in Technology, Consulting, and Channel Development (Miami Dade College, Motorola, Digital Equipment DEC (HP), Bell Labs Lucent, Avaya, Verizon, Capgemini). Emerging Technologies expert. MIT Management programs in AI, Digital Transformation and Design Thinking.




Renatto Garro

COO & CTO

15+ years of experience in Technology, Consulting, Business Development, & Product Management (Microsoft, NetApp, among others). Cloud Computing Expert & Blockchain enthusiast since 2011. Led Business Development projects with $144M in quota. Masters in Management Information Systems, Harvard Executive Program Innovation.




Raul Documet

Blockchain Security & Governance Officer

Cybersecurity expert and Technology Auditor for E&Y. Army Veteran as Special Forces Engineer. Blockchain enthusiast & investor. Track record delivering successful complex technology projects.




Efrain Rodgriguez

CFO

Efrain is a seasoned financial services professional with expertise across investments, finance and risk. He has 20+ years of experience working globally for major financial institutions including Citibank (New York), Merrill Lynch (London) & AIG (Sao Paulo), and holds an MBA from the University of Chicago.

Advisors




Kent Campbell

Sales & Business Development Advisor

Kent Campbell's professional, results-driven attitude has forged a proven record of success spending over 20 years consulting for and managing some of the world's largest, top-level IT networks out of Silicon Valley, including Google, Yahoo, Alta Vista, and more. Kent utilizes his experience with Fortune 500 businesses and networking reach in both domestic and international partnerships to exceed his client's expectations.




Giovanni Insignares

Marketing Strategy Advisor

Giovanni Insignares heads digital marketing at the Related Group, one of the country's largest real estate conglomerates. He is also the founder of Insignia Media, a boutique digital marketing agency specializing in helping businesses leverage the reach and precision of social media advertising to grow their business. He is a BizHack Certified Lead Instructor, and his passion for teaching has accelerated the growth of hundreds of businesses. Giovanni has a Masters in Management Information Systems from Florida International University and graduated from Nova Southeastern University.




Raja Naeem

Blockchain Visionary & Advisor

Associate Professor of Computer Science at University of Aberdeen and CEO of Seclea Ltd. Enterprise Fellow of Royal Society of Edinburgh, Scotland. Focused on building technologies that empower individuals and make a society fairer, transparent and accountable.





Jordan Rosenberg

Business Development North America Advisor

20+ years of Sales Leadership, primarily in Technology. Experienced in developing and implementing successful sales strategies for start-ups and SMBs. Contracted deals of 7-figures to companies including: General Electric, Siemens, Pepsi-Cola, Accenture, McKinsey & Co. among others.



Matthieu Merchadou

Business & Financial Advisor

Matthieu is an impact entrepreneur with 25 + years experience. He is the founder of Smart Florida, a 55 member organization dedicated to the local development of Web 3.0 technologies in Real Estate and Supply Chain. He was awarded the Keys of Miami Dade County in 2018 for his project "Miami Beta City" and created numerous conferences and workshops on digital transformation for Real Estate and Logistics. For 2 years, he held the position of Co-Chair of the Innovation Committee of the Miami Dade Beacon Council.

Early Bird Discount

Investors who participate in the offering on or before March 14th, 2022, will receive an early bird discount and be able to invest at a purchase price of $0.73 per share, which equates to a $4.32 million pre money valuation; and investors who participate in the offering after March 14th, 2022 will invest at a purchase price of $0.92 per share, which equates to a $5.428 million pre money valuation.

Use of Proceeds

If the offering's maximum amount of $1,070,000 is raised:

Use	Value	% of Proceeds
Salaries	$39,116	3.7%
Office & Software Expenses	$261,555	24.4%
DSTM Platform	$609,900	57.0%
Marketing	$23,777	2.2%
Legal	$83,222	7.8%
Intermediary fees	$52,430	4.9%

Terms

This is an offering of Class B Common Stock , under registration exemption 4(a)(6), in Nebulai Corp. This offering must raise at least $10,000 by June 22, 2022 at 10:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Nebulai may issue additional securities to raise up to $1,070,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

7,063,043 shares
× $0.92 per share

$6,498,000 implied valuation

Financials

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC Filings

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

› Form C on February 22, 2022

› Form C/A on March 15, 2022

Understand the Risks

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

More Info

› Website

› LinkedIn

› Twitter

› Facebook

Updates

Mar 25, 2022	Nebulai presented at Netcapital's recent Demo...
Mar 20, 2022	Don't forget to join us on Demo Day this...
Mar 18, 2022	For those who were unable to attend our latest...
Mar 16, 2022	Nebulai is excited to participate in...
Mar 15, 2022	Nebulai is thrilled to announce that we have...
Mar 15, 2022	Filed Form C/A
Mar 12, 2022	Thank you to all our investors that have...
Feb 22, 2022	Primary offering of 1,163,043 shares at $0.92
Feb 22, 2022	Filed Form C

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